OPTION AGREEMENT

THIS AGREEMENT dated May 5, 2003, by and between CNH Holdings Company, a Nevada corporation ("COMPANY"), and those individuals set forth on Exhibit A attached hereto,

                                   WITNESSETH:

WHEREAS, the Company, in connection with the services rendered to certain individuals in the prosecution of its business, has agreed to issue options ("OPTIONS") allowing such holders to purchase shares of the common stock of the Company;

WHEREAS, the Company desires to provide for the issuance of certificates representing the Options; and

WHEREAS, the Company desires to act at least initially as its own Option Agent in connection with the issuance, registration, transfer and exchange of certificates and the exercise of the Options;

NOW, THEREFORE, in consideration of the above and foregoing premises, and the mutual promises and agreements hereinafter set forth, it is agreed that:

1. OPTION CERTIFICATES. Each Option shall entitle the holder ("REGISTERED HOLDER" or, in the aggregate, "REGISTERED HOLDERS") in whose name the certificate shall be registered on the books maintained by the Company to purchase one (1) share of Common Stock on exercise thereof, subject to modification and adjustment as provided in Section 8 hereof. Option certificates shall be executed by the Company's President and attested to by its Secretary.

The Company shall deliver Option certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Option certificates shall be issued except (i) certificates initially issued hereunder, (ii) certificates issued on or after the initial issuance date upon the exercise of any Option to evidence the unexercised Options held by the exercising Registered Holder and (iii) Option certificates issued after the initial issuance date upon any transfer or exchange of certificates or replacements of lost or mutilated certificates.

2. FORM AND EXECUTION OF CERTIFICATES. The Option certificates shall be dated as of the date of their issuance, whether on initial transfer or exchange or in lieu of mutilated, lost, stolen or destroyed certificates. The form of the Option certificate is attached hereto as Exhibit B. Each Option certificate shall be numbered serially beginning with the number one.

The Option certificates shall be manually signed on behalf of the Company as the Option Agent by a proper officer thereof and shall not be valid for any purpose unless so signed. In the event any officer of the Company who executed certificates shall cease to be an officer of the Company such certificates may be issued and delivered by the Company or transferred by Registered Holders with the same force and effect as though the person who signed such certificate had not ceased to be an officer of the Company; and any certificate signed on behalf of the Company by any person, who at the actual date of the execution of such certificate was a proper officer of the Company, shall be proper although at the date of execution of this Agreement any such person was not such an officer.

3. EXERCISE. The Company hereby issues Options, as set forth in Exhibit A, allowing for the acquisition of up to 850,000 shares of Common Stock, each of which may be exercised at a price (the "OPTION EXERCISE PRICE") of $3.00 per share of Common Stock subject to adjustment, in whole or in part at any time during the period (the "OPTION EXERCISE PERIOD") commencing on May 5, 2003 (the "INITIAL OPTION EXERCISE DATE"), and terminating on a date (the "OPTION EXPIRATION DATE") ending five (5) years thereafter, unless extended by a majority vote of the board of directors for the Company ("BOARD OF DIRECTORS") for such length of time as they, in their sole discretion, deem reasonable and necessary. (The Option Exercise Price is also referred to herein as the "EXERCISE PRICE.") An Option shall be deemed to have been exercised immediately prior to the close of business on the date ("EXERCISE DATE") of the surrender for exercise of the certificate. The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Company at its corporate offices or at any such other office or agency as the Company may designate.

Unless Option Shares may not be issued as provided herein, the person entitled to receive the number of shares deliverable on exercise shall be treated for all purposes as the holder of such shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interest in shares issuable or deliverable on the exercise of any Option or scrip or cash therefore and such fractional shares shall be of no value whatsoever.

Within ten days after the Exercise Date and in any event prior to the Option Expiration Date, the Company at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates in the name requested by the Option holder for the number of Option shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Option shares delivered on exercise of any Option. All shares of Common Stock or other securities delivered upon the exercise of the Options shall be validly issued, fully paid and non-assessable.

The Company may deem and treat the Registered Holder of the Options at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Options shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless the holder shall have exercised the Options prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to such dividends or other right.

4. REGISTRATION RIGHTS. (A) DEMAND RIGHT. A majority of the Registered Holders shall have the right, one time only during the exercise period of the Options, to request a registration by the Company under the Securities Act of 1933, as amended ("ACT"), of the shares of Common Stock issuable upon exercise of the Options, as well as any other shares they may have. Within ten days after receipt of such request, the Company will serve written notice of such registration request to all other Registered Holders, and will include in such registration all shares underlying the Options for which the Company has received written requests for inclusion therein within fifteen business days after receipt from any other Registered Holder of notice; provided, however, that any such subsequent electing Registered Holder shall also deposit into escrow an amount sufficient to allow for the exercise of all Options for which the registration of the underlying shares is requested. All requests shall specify the number of shares to be registered. All costs of the registration will be borne by the Company. (B) PIGGY-BACK RIGHTS. The Registered Holders shall also have the right to register the shares of Common Stock underlying the Options at any time that the Company shall register shares under the Act for an initial or secondary distribution; however, any underwriter of any such distribution shall have the right to limit the number of shares so registered in its reasonable discretion. The expenses of any such registration shall be borne by the Company. The Company shall provide the Registered Holders with ten days prior, written notice of any such registration, and the Registered Holders shall have fifteen business days after receipt thereof to notify the Company of their intent to exercise their Options. Upon such notice, any exercising Registered Holder shall be required to deposit the Exercise Price into escrow with an acceptable third-party escrow agent. (C) REGISTRATION. Whenever the Registered Holders have requested the registrations set forth above, the Company shall use its best efforts to effect registration and permit the intended sales in accordance with the intended method of disposition thereof.

5. RESERVATION OF SHARES AND PAYMENT OF TAXES. The Company covenants that it shall at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Options. The Company covenants that all Option shares shall be duly and validly issued, fully paid and non-assessable, and shall be free from all taxes, liens and charges with respect to the issuance thereof.

No Options may be exercised by the Registered Holder, nor may Option Shares be issued or delivered by the Company, unless on the Exercise Date: (i) there is an effective registration statement covering the issuance of the securities being acquired under the Act and applicable "Blue Sky" statutes; or (ii) an exemption is available from registration thereunder.

The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect of the issuance of the Options, or the issuance, transfer or delivery of any Common Stock on exercise of the Options. In the event the Common Stock is to be delivered in a name other than the name of the Registered Holder of the certificate, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of any such taxes, charges, or transfer fees incident thereto.

6. REGISTRATION OF TRANSFER. The Option certificates may be transferred in whole or in part. Certificates to be exchanged shall be surrendered to the Company at its Corporate Office. The Company shall execute, issue and deliver in exchange therefor the Option certificate or certificates which the holder making the transfer shall be entitled to receive.

The Company shall keep transfer books at its Corporate Office which shall register certificates and the transfer thereof. On due presentment for registration of transfer of any certificate at the Corporate Office, the Company shall execute, issue and deliver to the transferee or transferees a new certificate or certificates representing an equal aggregate number of securities. All certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company. The established transfer fee for any registration of transfer of certificates shall be paid by the Registered Holder or the person presenting the certificate for transfer. Prior to due presentment for registration or transfer thereof, the Company may treat the Registered Holder of any certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company), and the parties hereto shall not be affected by any notice to the contrary.

7. LOSS OR MUTILATION. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Option certificate, the Company shall execute and deliver in lieu thereof a new certificate representing an equal number of Options. In the case of loss, theft or destruction of any certificate, the individual requesting reissuance of a new certificate shall be required to indemnify the Company and also to post an open-penalty insurance or indemnity bond. In the event a certificate is mutilated, such certificate shall be surrendered and canceled by the Company prior to delivery of a new certificate. Applicants for a new certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

8. ADJUSTMENT OF INITIAL EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE. For purposes hereof, the term "Initial Exercise Price" shall mean $3.00. The Initial Exercise Price and the number of shares of Common Stock purchasable pursuant to the Options shall be subject to adjustment from time to time as hereinafter set forth in this Section 8; provided, however, that no adjustment shall be made unless, by reason of the happening of any one or more of the events hereinafter specified, the Exercise Price then in effect shall be changed by one percent or more, but any adjustment that would otherwise be required to be made but for the foregoing proviso shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustments so carried forward, amounts to one percent or more. (A) RIGHT TO REDUCE EXERCISE PRICE. The Company shall have the right, at any time and from to time to time, to reduce the Option Exercise Price at any time such appears in the Company's best interests to do so. (B) ANTI-DILUTION PROVISIONS. In case the Company shall at any time or from time to time issue any shares of Common Stock (other than shares issued as a stock dividend as provided in Section 8(d) or as specified in Section 8(c)) for a consideration per share (the "Issue Price") less than the Initial Exercise Price, then, forthwith upon such issue, the Exercise Price at such time shall (until another such issue) be reduced by the difference between the Initial Exercise Price and the Issue Price (but in no event shall such amount be reduced to a price below the par value for the Common Stock then obtaining, calculated to the nearest cent) determined in accordance with clause 1 through 5 of this Section 8(b), if applicable, and the number of shares of Common Stock purchasable hereunder shall be increased to a number determined by dividing (i) the number of shares purchasable hereunder immediately prior to such issue, multiplied by the Exercise Price hereunder in effect immediately prior to such issue, by (ii) the Exercise Price hereunder in effect immediately after the foregoing adjustment. (C) STOCK OPTIONS. The provisions of this Section 8 shall not apply to any securities issued pursuant to any stock option or share bonus plan subsequently adopted by the Company for the benefit of its key employees, directors and/or executive offices, whether now or subsequently to be employed. (D) SUBDIVISIONS OR COMBINATIONS. In case the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of Common Stock into a different number of shares, with or without par value, (i) the number of shares which immediately prior to such change the Registered Holders shall have been entitled to purchase pursuant to this Agreement shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease, respectively, in the number of shares outstanding immediately prior to such change, and (ii) the Exercise Price in effect immediately prior to such change shall be increased or decreased, as the case may be, in inverse proportion to such increase or decrease in the number of such shares outstanding immediately prior to such change. (E) REORGANIZATIONS; ASSET SALES. In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of a non-surviving combination or a disposition of the assets of the Company other than in the ordinary course of the Company's business, the holders of Options shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, non-surviving combination or disposition that appropriate provision shall be made so that such holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable in such transaction by a holder of the number of shares of Common Stock of the Company into which this Agreement entitled the holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 8 with respect to rights and interests thereafter of the holder to the end that the provisions of this Section 8 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of a Option. (F) DISPUTES. In the event that there is any dispute as to the computation of the Exercise Price or the number of shares of Common Stock required to be issued upon the exercise of the Options, the Company will retain an independent and nationally recognized accounting firm to conduct an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association ("AAA"). If the Exercise Price or number of shares of Common Stock as determined by such accounting firm is one percent or more higher or lower than the calculations thereof computed by the Company, the expenses of such accounting firm and, if any, of AICPA and AAA, shall be borne completely by the Company. In all other cases, they shall be borne by the complaining Registered Holders. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Options, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the adjusted Exercise Price.

9. NOTICES. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable.

10. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Registered Holders. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

11. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments and take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

12. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

13. WAIVER. No delay or failure on the part of any party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement.

14. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas. This Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.


CNH HOLDINGS COMPANY



By:  /s/
    -----------------------------------
       Jim Miller, President


EXHIBIT A:  REGISTERED HOLDERS:


  /s/
Mark Pierce
(425,000 shares)


 /s/
Charles Stidham
(425,000 shares)